Exhibit 99.1

FOR IMMEDIATE RELEASE
August 2, 2017

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS
Bethesda, MD - August 2, 2017 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today announced financial results for the quarter ended June 30, 2017.
SECOND QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.91 net income per common share

◦	Includes all unrealized gains and losses on investment securities and hedging instruments

•	$0.54 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization, compared to $0.49 per common share for the previous quarter (1)

◦
Includes $0.21 per common share of estimated dollar roll income associated with the Company's $1.7 billion average net long position in forward purchases and sales of agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

◦	Excludes $(0.02) per common share of estimated “catch-up” premium amortization expense due to change in projected constant prepayment rate (“CPR”) estimates

◦	Excludes $0.06 per common share of income from healthcare investments, before $(0.03) per common share of depreciation of real estate assets

◦	Excludes $(0.04) per common share of net servicing loss

•	$0.45 dividend per common share

•	$20.00 net book value per common share as of June 30, 2017

◦	Increased $0.46 per common share, or 2.3%, from $19.54 as of March 31, 2017

◦	Includes $(0.08) per common share of cumulative real property depreciation expense associated with healthcare-related assets

•	4.6% economic return on common equity for the quarter

◦	Comprised of $0.45 dividend and $0.46 increase in net book value per common share

ADDITIONAL SECOND QUARTER 2017 HIGHLIGHTS

•	$6.5 billion investment portfolio as of June 30, 2017

◦	$3.7 billion agency securities

◦	$1.6 billion net long TBA

◦	$0.9 billion non-agency securities

◦	$0.3 billion healthcare real estate investments

MTGE Investment Corp.
August 2, 2017

•	6.3x “at risk” leverage on agency and non-agency securities as of June 30, 2017, compared to 5.9x as of March 31, 2017

◦	4.4x excluding net long TBA mortgage position as of June 30, 2017

•	8.8% projected life CPR for agency securities as of June 30, 2017

◦	9.2% agency securities CPR for the quarter

•	1.96% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization

◦	Excludes 5 bps of “catch-up” premium amortization expense

◦	A decrease from 2.05% for the prior quarter, excluding 5 bps of “catch-up” premium amortization expense

MANAGEMENT REMARKS

“I am very pleased with MTGE’s strong financial performance again this quarter,” commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer.  “MTGE’s economic return in the second quarter totaled 4.6%, driven by the combination of its $0.45 dividend per common share and the 2.3% increase in net asset value resulting from continued appreciation of legacy non-agency and CRT assets.

“We believe the combination of favorable underlying credit fundamentals in the U.S. housing market and the ongoing decline in the total outstanding amount of residential credit risk will continue to support valuations of non-agency and CRT securities. Against this backdrop, MTGE expects to deploy incremental capital in healthcare-related real estate investments given the combination of attractive expected returns and the availability of favorable long term funding. As such, we believe the performance of these investments will prove to be a key differentiator for MTGE relative to other hybrid REITs.”

“Year to date, MTGE has generated an economic return of 9%,” added Peter Federico, Executive Vice President and Chief Financial Officer. “In addition, we are very pleased with MTGE's common stock performance, which posted a 15% total return in the second quarter and a 26% total return for the first half of the year, assuming dividend reinvestment. Looking ahead, we believe MTGE’s earnings and return outlook remain positive as a result of our ability to deploy capital across agency, non-agency and healthcare-related assets.”

NET BOOK VALUE

As of June 30, 2017, the Company's net book value per common share was $20.00, an increase of $0.46 per common share, or 2.3% from its March 31, 2017 net book value per common share of $19.54. The increase in the Company's net book value per common share was primarily due to net fair value gains on non-agency securities during the quarter.

INVESTMENT PORTFOLIO

As of June 30, 2017, the Company's investment portfolio included $3.7 billion of agency MBS, $1.6 billion of net long TBA positions, $0.9 billion of non-agency securities and $0.3 billion of healthcare real estate investments.

As of June 30, 2017, the Company's fixed rate agency investments were comprised of $0.5 billion 15 year MBS, $0.1 billion 20 year MBS, $2.9 billion 30 year MBS, $0.3 billion net long 15 year TBA securities and

MTGE Investment Corp.
August 2, 2017

$1.4 billion net long 30 year TBA securities. As of June 30, 2017, 15 year fixed rate investments represented 14% of the Company's agency investment portfolio, consistent with March 31, 2017, and 30 year fixed rate investments represented 82% of the Company's agency portfolio, an increase from 81% as of March 31, 2017.

As of June 30, 2017, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $1.6 billion, with a net carrying value of $(1.1) million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of June 30, 2017, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.57%, up from 3.56% at March 31, 2017, comprised of the following weighted average coupons:

•	3.14% for 15 year securities;

•	3.29% for 20 year securities; and

•	3.65% for 30 year securities.

As of June 30, 2017, the Company's $0.9 billion non-agency portfolio was comprised of approximately 37% Alt-A, 31% credit risk transfer, 17% prime, 11% option ARM, 2% subprime and 2% commercial mortgage backed securities (“CMBS”).

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the second quarter of 2017 was 9.2%, consistent with the first quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of June 30, 2017 was 8.8%, compared to 8.5% as of March 31, 2017.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The weighted average cost basis of the Company's agency securities was 105.0% of par and the unamortized agency net premium was $174.2 million as of June 30, 2017. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $6.6 million, which includes “catch-up” premium amortization expense of $0.7 million due to changes in the Company's projected CPR estimates for securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $5.5 million including a “catch-up” premium amortization expense of $0.6 million.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 84.7% of par as of June 30, 2017. Accretion income on the non-agency portfolio for the quarter was $5.1 million. The total net discount remaining was $146.0 million as of June 30, 2017, with $91.1 million designated as credit reserves.

MTGE Investment Corp.
August 2, 2017

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread on its balance sheet and TBA securities for the second quarter was 1.91% compared to 2.00% in the first quarter. Excluding estimated “catch-up” premium amortization due to changes in projected CPR, the Company's average annualized net interest rate spread was 1.96% for the second quarter, compared to 2.05% in the first quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.40% for the second quarter, compared to 3.56% for the first quarter and 3.45% as of June 30, 2017, down 15 bps from 3.60% as of March 31, 2017.
The Company's average cost of funds was 1.65% for the second quarter, compared to 1.67% for the first quarter. The Company's average cost of funds includes the cost of effective interest rate swaps, including those used to hedge the Company's TBA assets. The Company's average cost of funds as of June 30, 2017 was 1.54%, compared to 1.55% as of March 31, 2017.
The Company recognized $0.54 per common share of net spread and dollar roll income excluding “catch-up” premium amortization (a non-GAAP financial measure) for the second quarter, compared to $0.49 for the prior quarter. Net spread and dollar roll income for the second quarter included $0.21 per common share of dollar roll income, compared to $0.16 for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
The Company uses repurchase agreements to fund purchases of agency and non-agency securities. Including TBA securities, the Company's “at risk” leverage ratio for agency and non-agency securities was 6.3x as of June 30, 2017 and averaged 6.0x during the second quarter.
The $3.8 billion borrowed under repurchase agreements as of June 30, 2017 had remaining maturities consisting of:

•	$2.2 billion of one month or less;

•	$0.7 billion between one and two months;

•	$0.3 billion between two and three months;

•	$0.4 billion between three and twelve months; and

•	$0.3 billion greater than twelve months.
As of June 30, 2017, the Company's agency and non-agency repurchase agreements had an average of 94 days remaining to maturity, down from 104 days as of March 31, 2017.

HEDGING ACTIVITIES
As of June 30, 2017, 81% of the Company's funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and U.S. Treasury securities, down from 84% on March 31, 2017.
The Company's interest rate swap positions as of June 30, 2017 totaled $3.3 billion in notional amount, and had a weighted average fixed pay rate of 1.49%, a weighted average receive rate of 1.20% and a weighted average maturity of 3.8 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of June 30, 2017, the Company held payer swaption contracts with a total

MTGE Investment Corp.
August 2, 2017

notional amount of $275.0 million and a weighted average expiration of 2.4 years. These swaptions have an underlying weighted average interest rate swap term of 7.7 years and a weighted average pay rate of 2.97% as of June 30, 2017.
The Company held a $(0.8) billion net short position in U.S. Treasury securities as of June 30, 2017.

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate assets of $280 million, financed with $187 million of secured notes payable with a weighted average interest rate of 4.42% as of June 30, 2017. During the second quarter, CHI recorded lease and rental revenues of $5.8 million and expenses of $4.4 million, including $1.5 million of depreciation of real estate assets.

The Company's real estate assets are accounted for at historical cost, net of accumulated depreciation, as applicable.

SERVICING
During the second quarter, the Company's servicing subsidiary Residential Credit Solutions (“RCS”) recorded a net servicing loss of $1.8 million, down from $2.4 million during the first quarter, related to the wind-down of MSR oversight and legacy servicing operations.

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the second quarter, the Company recorded $25.1 million in other gains (losses), net, or $0.55 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$14.0 million of net realized gain on agency and non-agency securities;

•	$9.1 million of net unrealized gain on agency securities;

•	$11.2 million of net unrealized gain on non-agency securities;

•	$(2.3) million of net realized loss on periodic settlements of interest rate swaps;

•	$4.7 million of net realized gain on other derivatives and securities; and

•	$(11.7) million of net unrealized loss on other derivatives and securities.

SECOND QUARTER 2017 DIVIDEND DECLARATION
On June 15, 2017, the Board of Directors of the Company declared a second quarter dividend on its common stock of $0.45 per share, which was paid on July 27, 2017 to common stockholders of record as of June 30, 2017. Since its August 2011 initial public offering, the Company has declared and paid a total of $622.7 million in common stock dividends, or $14.55 per common share.

On June 15, 2017, the Board of Directors of the Company declared a second quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on July 17, 2017 to preferred stockholders of record as of July 1, 2017. Since the May

MTGE Investment Corp.
August 2, 2017

2014 Series A Preferred Stock offering, the Company has declared and paid a total of $13.9 million in Series A Preferred Stock dividends, or $6.3928000 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
August 2, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,657,947	$2,997,725	$2,803,168	$2,952,851	$3,460,643
Non-agency securities, at fair value	884,986	948,495	1,134,469	1,285,266	1,261,640
U.S. Treasury securities, at fair value	—	—	20,209	4,995	33,525
Land	16,641	7,374	5,646	4,383	4,383
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	244,159	105,915	81,780	59,492	59,931
Cash and cash equivalents	155,541	130,084	123,640	122,872	109,149
Restricted cash	40,424	34,442	13,005	44,608	97,385
Interest receivable	12,667	10,593	9,767	10,006	10,534
Derivative assets, at fair value	15,518	15,995	29,048	6,583	9,624
Receivable for securities sold	105,656	5,748	—	158,024	—
Receivable under reverse repurchase agreements	857,368	1,335,057	487,469	166,542	51,156
Mortgage servicing rights, at fair value	—	—	49,776	50,535	53,321
Other assets	19,994	27,754	39,178	42,656	41,942
Total assets	$6,010,901	$5,619,182	$4,797,155	$4,908,813	$5,193,233
Liabilities:
Repurchase agreements	$3,805,778	$3,185,134	$2,970,816	$3,284,942	$3,302,343
Federal Home Loan Bank advances	—	—	273,700	273,700	273,700
Notes payable	186,924	86,208	66,527	49,221	49,300
Payable for securities purchased	149,141	21,837	—	76,006	442,943
Derivative liabilities, at fair value	10,554	6,678	27,820	23,414	83,751
Dividend payable	21,726	21,726	19,436	19,436	19,436
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	839,419	1,321,843	474,935	166,327	51,128
Accounts payable and other accrued liabilities	26,030	25,613	30,876	19,129	23,610
Total liabilities	5,039,572	4,669,039	3,864,110	3,912,175	4,246,211
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798 issued and outstanding, respectively	458	458	458	458	458
Additional paid-in capital	1,122,593	1,122,527	1,122,493	1,122,459	1,122,425
Retained deficit	(205,294)	(226,187)	(243,260)	(179,640)	(229,222)
Total MTGE Investment Corp. stockholders' equity	970,796	949,837	932,730	996,316	946,700
Noncontrolling interests	533	306	315	322	322
Total stockholders' equity	971,329	950,143	933,045	996,638	947,022
Total liabilities and stockholders' equity	$6,010,901	$5,619,182	$4,797,155	$4,908,813	$5,193,233

Net book value per common share	$20.00	$19.54	$19.17	$20.55	$19.47

MTGE Investment Corp.
August 2, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income:
Agency securities	$22,010	$17,901	$23,094	$19,028	$18,303
Non-agency securities	13,478	15,696	16,261	16,410	16,986
Other	245	160	98	153	165
Interest expense	(12,344)	(10,165)	(10,144)	(10,082)	(9,576)
Net interest income	23,389	23,592	29,309	25,509	25,878
Servicing:
Servicing income	75	2,558	3,589	3,904	4,166
Servicing expense	(1,915)	(4,985)	(4,750)	(6,394)	(9,949)
Net servicing loss	(1,840)	(2,427)	(1,161)	(2,490)	(5,783)
Healthcare:
Healthcare real estate income	5,754	3,315	2,721	2,424	914
Healthcare real estate expense	(4,373)	(2,653)	(2,223)	(2,074)	(1,103)
Net healthcare income (loss)	1,381	662	498	350	(189)
Other gains (losses), net:
Realized gain (loss) on agency securities, net	(489)	(212)	(5,226)	5,913	2,668
Realized gain on non-agency securities, net	14,481	12,714	3,182	756	3,644
Realized loss on periodic settlements of interest rate swaps, net	(2,281)	(2,660)	(1,935)	(2,041)	(2,531)
Realized gain (loss) on other derivatives and securities, net	4,745	2,167	(9,930)	(40,483)	(9,724)
Unrealized gain (loss) on agency securities, net	9,146	(115)	(84,460)	(5,228)	25,098
Unrealized gain on non-agency securities, net	11,219	13,014	2,555	33,462	15,854
Unrealized gain (loss) on other derivatives and securities, net	(11,718)	(2,839)	30,396	58,563	(3,290)
Gain (loss) on mortgage servicing rights	—	—	2,007	62	(3,788)
Impairment of intangible assets	—	—	(5,000)	—	—
Total other gains (losses), net	25,103	22,069	(68,411)	51,004	27,931
Expenses:
Management fees	3,488	3,376	3,510	3,525	3,659
General and administrative expenses	1,933	1,719	1,651	1,794	3,771
Total expenses	5,421	5,095	5,161	5,319	7,430
Income (loss) before tax	42,612	38,801	(44,926)	69,054	40,407
Benefit from (provision for) excise and income tax, net	—	—	745	(31)	(281)
Net income (loss)	42,612	38,801	(44,181)	69,023	40,126
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net (income) loss attributable to noncontrolling interests	7	(2)	(3)	(5)	6
Net income (loss) available to common stockholders	$41,502	$37,682	$(45,301)	$67,901	$39,015

Net income (loss) per common share - basic and diluted	$0.91	$0.82	$(0.99)	$1.48	$0.85

MTGE Investment Corp.
August 2, 2017

Weighted average number of common shares outstanding - basic	45,803	45,798	45,798	45,798	45,777
Weighted average number of common shares outstanding - diluted	45,804	45,806	45,803	45,801	45,778

Dividends declared per common share	$0.45	$0.45	$0.40	$0.40	$0.40

MTGE Investment Corp.
August 2, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income:
Agency securities	$22,010	$17,901	$23,094	$19,028	$18,303
Non-agency securities and other	13,723	15,856	16,359	16,563	17,151
Interest expense	(12,344)	(10,165)	(10,144)	(10,082)	(9,576)
Net interest income	23,389	23,592	29,309	25,509	25,878
Realized loss on periodic settlements of interest rate swaps, net	(2,281)	(2,660)	(1,935)	(2,041)	(2,531)
Dollar roll income	9,567	7,271	6,185	4,231	2,560
Adjusted net interest and dollar roll income	30,675	28,203	33,559	27,699	25,907
Operating expenses (2)	(5,421)	(5,095)	(5,161)	(5,319)	(7,430)
Less: non-recurring costs	—	—	—	—	1,745
Net spread and dollar roll income	25,254	23,108	28,398	22,380	20,222
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common stockholders	24,137	21,991	27,281	21,263	19,105
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	736	645	(4,349)	674	2,067
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$24,873	$22,636	$22,932	$21,937	$21,172

Weighted average number of common shares outstanding - basic	45,803	45,798	45,798	45,798	45,777
Weighted average number of common shares outstanding - diluted	45,804	45,806	45,803	45,801	45,778

Net spread and dollar roll income per common share- basic and diluted	$0.53	$0.48	$0.60	$0.46	$0.42
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.54	$0.49	$0.50	$0.48	$0.46

MTGE Investment Corp.
August 2, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net income (loss)	$42,612	$38,801	$(44,181)	$69,023	$40,126
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(9,146)	115	84,460	5,228	(25,098)
Non-agency securities	(11,219)	(13,014)	(2,555)	(33,462)	(15,854)
Derivatives and other securities	11,718	2,839	(32,403)	(58,625)	7,078
Amortization / accretion	62	(1,174)	(5,011)	(173)	67
Capital losses (gains), net (3)	(40,978)	13,716	(46)	(8,415)	(12,015)
Other realized losses (gains), net	12,536	(37,324)	5,292	37,097	12,776
Taxable REIT subsidiary loss and other	1,840	2,427	5,201	2,516	6,070
Total book to tax difference	(35,187)	(32,415)	54,938	(55,834)	(26,976)
Estimated taxable income	7,425	6,386	10,757	13,189	13,150
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common stockholders	$6,308	$5,269	$9,640	$12,072	$12,033

Weighted average number of common shares outstanding - basic	45,803	45,798	45,798	45,798	45,777
Weighted average number of common shares outstanding - diluted	45,804	45,806	45,803	45,801	45,778

Net estimated taxable income per common share - basic and diluted	$0.14	$0.12	$0.21	$0.26	$0.26
Estimated cumulative undistributed REIT taxable income per common share	$(1.13)	$(0.82)	$(0.48)	$(0.29)	$(0.16)

Beginning cumulative non-deductible capital losses	$132,063	$118,347	$118,393	$126,808	$138,823
Current period net capital loss (gain)	(40,978)	13,716	(46)	(8,415)	(12,015)
Ending cumulative non-deductible capital losses	$91,085	$132,063	$118,347	$118,393	$126,808
Ending cumulative non-deductible capital losses per common share	$1.99	$2.88	$2.58	$2.59	$2.77

MTGE Investment Corp.
August 2, 2017

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Ending agency securities, at fair value	$3,657,947	$2,997,725	$2,803,168	$2,952,851	$3,460,643
Ending agency securities, at cost	$3,682,313	$3,031,237	$2,836,564	$2,901,788	$3,404,351
Ending agency securities, at par	$3,508,139	$2,881,851	$2,703,884	$2,754,915	$3,239,547
Average agency securities, at cost	$3,310,019	$2,762,718	$2,855,389	$3,043,411	$3,055,384
Average agency securities, at par	$3,151,220	$2,629,607	$2,712,249	$2,891,174	$2,909,043

Ending non-agency securities, at fair value	$884,986	$948,495	$1,134,469	$1,285,266	$1,261,640
Ending non-agency securities, at cost	$805,648	$880,376	$1,079,363	$1,232,716	$1,242,552
Ending non-agency securities, at par	$951,656	$1,039,185	$1,265,040	$1,431,032	$1,436,821
Average non-agency securities, at cost	$849,488	$1,009,041	$1,179,225	$1,249,631	$1,245,787
Average non-agency securities, at par	$989,287	$1,187,097	$1,372,229	$1,448,546	$1,442,535

Net TBA portfolio - as of period end, at fair value	$1,646,019	$2,081,093	$900,316	$1,209,459	$295,332
Net TBA portfolio - as of period end, at cost	$1,647,075	$2,070,072	$918,805	$1,205,003	$287,515
Average net TBA portfolio, at cost	$1,743,154	$1,366,814	$1,104,722	$704,098	$459,956

Average total assets, at fair value	$5,549,988	$5,044,712	$4,817,780	$4,924,603	$4,858,429
Average agency and non-agency repurchase agreements and advances	$3,538,006	$3,117,397	$3,403,590	$3,682,233	$3,692,354
Average stockholders' equity (5)	$969,718	$946,266	$965,970	$980,655	$948,439

Average coupon	3.58%	3.38%	3.35%	3.34%	3.34%
Average asset yield	3.40%	3.56%	3.90%	3.30%	3.28%
Average cost of funds (6)	1.65%	1.67%	1.41%	1.30%	1.31%
Average net interest rate spread	1.75%	1.89%	2.49%	2.00%	1.97%
Average net interest rate spread, including TBA dollar roll (7)	1.91%	2.00%	2.47%	2.06%	1.99%
Average net interest rate spread, including TBA dollar roll, excluding estimated “catch-up” premium amortization	1.96%	2.05%	2.13%	2.12%	2.17%
Average coupon as of period end	3.57%	3.54%	3.35%	3.31%	3.32%
Average asset yield as of period end	3.45%	3.60%	3.70%	3.47%	3.38%
Average cost of funds as of period end	1.54%	1.55%	1.62%	1.30%	1.27%
Average net interest rate spread as of period end	1.91%	2.05%	2.08%	2.17%	2.11%

MTGE Investment Corp.
August 2, 2017

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Average actual CPR for agency securities held during the period	9.2%	9.2%	12.8%	13.0%	11.7%
Average projected life CPR for agency securities as of period end	8.8%	8.5%	8.1%	10.1%	10.1%

Leverage - average during the period (8)	4.0x	3.5x	3.8x	4.0x	4.2x
Leverage - average during the period, including net TBA position	6.0x	5.1x	5.0x	4.8x	4.7x
Leverage - as of period end (9)	4.4x	3.6x	3.7x	3.7x	4.5x
Leverage - as of period end, including net TBA position	6.3x	5.9x	4.8x	5.0x	4.9x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.4%	0.6%
Expenses % of average stockholders' equity - annualized	2.2%	2.2%	2.2%	2.2%	3.2%
Net book value per common share as of period end	$20.00	$19.54	$19.17	$20.55	$19.47
Dividends declared per common share	$0.45	$0.45	$0.40	$0.40	$0.40
Economic return (loss) on common equity - annualized	18.4%	17.2%	(19.2)%	30.4%	17.8%
————————

(1)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes expenses related to the Company's investment in RCS and healthcare real estate.

(3)	The Company's estimated taxable income excludes any net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(4)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(5)	Excluding the Company's investment in healthcare real estate, the average stockholder's equity for the second quarter was $884 million.

(6)	Average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on other derivatives and securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL
MTGE will hold a stockholder call and live audio webcast on August 3, 2017 at 8:30 am ET. Callers who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the MTGE Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q2 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the MTGE website after the call on August 3, 2017. In addition, there will be a phone recording available one hour after the live call on August 3, 2017 through August 17, 2017. Those who are interested in hearing the recording of the presentation can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10110076.

MTGE Investment Corp.
August 2, 2017

For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income” and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as “adjusted net interest and dollar roll income”) less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs. “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes it is important for users to consider information related to its current financial performance without the effects

MTGE Investment Corp.
August 2, 2017

of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

Specifically, in the case of “net spread and dollar roll income,” the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs and the inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring costs associated with the American Capital, Ltd. strategic review process and subsequent acquisition of the Company’s external manager by AGNC Investment Corp. reported in general and administrative expense under GAAP is meaningful as they are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.